     As  filed with the Securities and Exchange Commission on May 23, 2001
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                   VANS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        3021                                      33-0272893
(State or other jurisdiction of                (Primary Standard Industrial             (I.R.S. Employer Identification No.)
incorporation or organization)                  Classification Code Number)

                              --------------------

                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670
                                 (562) 565-8267
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                CRAIG E. GOSSELIN
                       VICE PRESIDENT AND GENERAL COUNSEL
                                   VANS, INC.
                             15700 SHOEMAKER AVENUE
                       SANTA FE SPRINGS, CALIFORNIA 90670
                                 (562) 565-8267
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

   CRAIG E. DAUCHY, ESQ.                        VALERIE FORD JACOB, ESQ.
 VINCENT P. PANGRAZIO, ESQ.             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
    COOLEY GODWARD LLP                             ONE NEW YORK PLAZA
  FIVE PALO ALTO SQUARE                         NEW YORK, NEW YORK 10004
   3000 EL CAMINO REAL                                 (212) 859-8000
PALO ALTO, CALIFORNIA 94036
    (650) 843-5000

                              ---------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

                              ---------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-59620

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                        AMOUNT TO BE    PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)         PRICE PER SHARE             OFFERING PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (with attached Rights
to purchase Series A Junior
Preferred Stock)(2)..............          345,000                $23.15                       $7,986,750              $1,996.68
====================================================================================================================================

(1) Includes 45,000 shares that the Underwriters will have the option to purchase solely to cover over-allotment, if any.

(2) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the Registrant's common stock. Value, if any, of the Rights is reflected in the market price of the Registrant's common stock. Accordingly, no separate fee is paid.

                                  ------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

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



                                EXPLANATORY NOTE

         This registration statement relates to the public offering of Common Stock of Vans, Inc. contemplated by a Registration Statement on Form S-3, File No. 333-59620 (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on May 23, 2001, and is filed solely to increase the number of shares to be offered in such offering by 345,000 shares (which includes up to 45,000 additional shares that may be sold pursuant to the Underwriters' over-allotment option). The contents of the Prior Registration Statement are hereby incorporated by reference.

                                  CERTIFICATION

         The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account as soon as practicable (but no later than the close of business on May 24, 2001, (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it undertakes to confirm receipt of such instructions by the bank during regular business hours on May 24, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe Springs, County of Los Angeles, State of California, on May 23, 2001.

                                       VANS, INC.

                                       (Registrant)

                                       By: /s/ Gary H. Schoenfeld
                                           -------------------------------------
                                           Gary H. Schoenfeld
                                           President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

               SIGNATURE                                      TITLE                                    DATE
               ---------                                      -----                                    ----
/s/ Gary H. Schoenfeld                   President, Chief Executive Officer and Director           May 23, 2001
-------------------------------------    (Principal Executive Officer)
Gary H. Schoenfeld


                  *                      Chairman of the Board and Director                        May 23, 2001
-------------------------------------
Walter E. Schoenfeld


                  *                      Senior Vice President and Chief Financial                 May 23, 2001
-------------------------------------    Officer (Principal Financial and Accounting
Andrew J. Greenebaum                     Officer)


                  *                      Director                                                  May 23, 2001
-------------------------------------
Wilbur J. Fix


                  *                      Director                                                  May 23, 2001
-------------------------------------
James R. Sulat


                  *                      Director                                                  May 23, 2001
-------------------------------------
Kathleen M. Gardarian


                  *                      Director                                                  May 23, 2001
-------------------------------------
Lisa M. Douglas


                  *                      Director                                                  May 23, 2001
-------------------------------------
Gerald Grinstein


                  *                      Director                                                  May 23, 2001
-------------------------------------
Charles G. Armstrong


                  *                      Director                                                  May 23, 2001
-------------------------------------
Leonard R. Wilkens


By:  /s/ Gary H. Schoenfeld
     -------------------------------
         Gary H. Schoenfeld
         Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION OF DOCUMENT
-------                   -----------------------

5.1              Opinion of Cooley Godward LLP
23.1             Consent of Cooley Godward LLP (See Exhibit 5.1.)
23.2             Consent of KPMG LLP